UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) July 17, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2009, the Compensation Committee (the “Compensation Committee”) of FairPoint Communications, Inc.’s (the “Company”) Board of Directors established the target bonus opportunity percentages and related performance goals for the period from July 1, 2009 through December 31, 2010 (the “Performance Period”) for David L. Hauser, the Company’s Chief Executive Officer, under the FairPoint Communications, Inc. 2008 Annual Incentive Plan (the “Annual Incentive Plan”), as provided in Mr. Hauser’s previously announced employment agreement, dated June 11, 2009.  The target bonus for Mr. Hauser will be based on the following performance criteria (weighted as indicated): (i) 50% - the Company achieving an Adjusted Covenant EBITDA (as defined herein) target of $713 million over the Performance Period; (ii) 15% - the Company reducing certain of its outstanding indebtedness during the Performance Period; (iii) 15% - the Company achieving a specified broadband penetration target over the Performance Period; (iv) 15% - the Company achieving certain service goals for its operations in Maine, New Hampshire and Vermont during a specified period; and (v) 5% - promoting workers’ safety and reducing the Company’s recordable accident rate for 2010.

Adjusted Covenant EBITDA, as used herein, is equal to Adjusted Consolidated EBITDA (as defined in the Company’s credit agreement), adjusted to add back certain costs incurred by the Company in connection with the restructuring of its current capital structure.

In addition, the Company must meet a minimum Adjusted Covenant EBITDA threshold before any payment under the Annual Incentive Plan will be made.

The Compensation Committee, in its sole discretion, will determine whether or not individual performance goals have been satisfied.

Any bonus awards are subject to the terms of the Annual Incentive Plan.

Item 8.01               Other Events

On July 20, 2009, the Company issued a press release entitled “FairPoint Communications Announces Execution of Supplemental Indenture in Connection with the Private Debt Exchange Offer for its 13 1/8% Senior Notes due 2018” (the “Press Release”).  A copy of the Press Release is being furnished by being attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief
Financial Officer

Date: July 20, 2009